UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): December 16, 2009

ICP SOLAR TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas Unit 131
Montreal, Quebec H4M 2Z2
(Address of Registrant’s principal executive offices)

(514) 270-5770
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement.

ICP Solar Technologies Inc.(“ICP“) announced that it has entered into a Binding Letter of Intent dated December 16, 2009 (“Binding LOI”) with EPOD Erneuebare Energien ("EEE") and its wholly owned subsidiary Volkersleier GmbH & Co-KG ("Volkersleier"), a 730kw producing photovoltaic solar facility, located in Volkersleier, Germany, setting forth the principal terms below pursuant to which it will purchase 9% of all of the issued and outstanding shares of capital stock of Volkersleier, from EEE:

1.

The Company shall acquire a total of 9 shares of common shares of Volkersleier  ("Volkersleier Shares"), representing 9% (nine percent) of the total number of issued and outstanding shares of common stock Volkersleier ("Volkersleier Common Shares") held by EEE for a purchase price equal to $328,500 to be paid as follows: (i) 4,600,000 (four million six hundred thousand) shares of common stock of ICP at a price of $0.07 per share.

2.

The Parties agree that EEE shall grant ICP an option to purchase additional shares of Volkersleier ("Option") representing up to 91% (ninety-one percent) of the Volkersleier Common Shares for a period of 6 (six) months from the signing of this Binding LOI. (Option Period"").

3.

The Parties agree and undertake to enter into a mutually agreeable definitive share purchase agreement and any other documents necessary for the Acquisition ("Acquisition Documents"), within 30 (thirty days) of the signing of this Binding LOI, or as soon as practicable thereafter.

4.

In the event that Acquisition Documents are not entered into by the Parties within 90 (ninety) days from the signing of this Binding LOI, then this Binding LOI shall become null and void.

The description of the Binding Letter of Intent contained in this Item 1.01 is qualified in its entirety by reference to the full text of the binding letter of intent filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

SECTION 8

OTHER EVENTS

Item 8.01

Other Events

On December 16, 2009, the Company issued a press release announcing the execution of the Binding Letter of Intent, which is filed as an exhibit hereto.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Binding Letter of Intent, dated December 16, 2009, by and between ICP Solar Technologies Inc. EPOD Erneuebare Energien and Volkersleier GmbH & Co-KG

99.1	Press release dated December 16, 2009 of ICP Solar Technologies Inc., announcing the execution of the Binding Letter of Intent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2009
ICP SOLAR TECHNOLOGIES INC.

/s/ Sass Peress
SASS PERESS
President, Chief Executive Officer and Chairman